As filed with the Securities and Exchange Commission on March 13, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTEOSTASIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8436652
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Guest Street Suite 500 Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

Proteostasis Therapeutics, Inc. 2016 Stock Option and Incentive Plan

Proteostasis Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Meenu Chhabra

President and Chief Executive Officer

Proteostasis Therapeutics, Inc.

80 Guest Street, Suite 500

Boston, Massachusetts

(Name and address of agent for service)

(617) 225-0096

(Telephone number, including area code, of agent for service)

With copies to:

Janet Smart Senior Vice President, Legal Affairs Proteostasis Therapeutics, Inc. 80 Guest Street, Suite 500 Boston, Massachusetts, 02135	Marc Recht Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2016 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	1,563,498 shares(3)	$1.05	$1,641,672.90	$213.09
2016 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	138,757 shares(4)	$1.05	$145,694.85	$18.91
Total	1,702,255 shares			$232.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, and based on $1.05, the average of the high and low sale prices of the registrant’s common stock as reported on the Nasdaq Global Market on March 12, 2020.

(3)

Represents an automatic increase to the number of shares available for issuance under the registrant’s 2016 Stock Option and Incentive Plan (the “Plan”), effective as of January 1, 2020. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No. 222-210521), June 7, 2017 (Registration No. 333-218544), March 15, 2018 (Registration No. 333-223664) and March 8, 2019 (Registration No. 333-230155).

(4)

Represents an automatic increase to the number of shares available for issuance under the registrant’s 2016 Employee Stock Purchase Plan (the “ESPP”), effective as of January 1, 2020. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No. 333-210521), June 7, 2017 (Registration No. 333-218544), March 15, 2018 (Registration No. 333-223664) and March 8, 2019 (Registration No. 333-230155).

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which previous registration statements filed on Form S-8 of the Registrant is effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No.  333-210521), June 7, 2017 (Registration No.  333-218544), March 15, 2018 (Registration No.  333-223664) and March 8, 2019 (Registration No. 333-230155) are hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, as amended (333-208735) filed on November 23, 2018).

4.2	Second Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-208735) filed on February 1, 2016).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-208735) filed on February 1, 2016).

4.4	Third Amended and Restated Stockholders’ Agreement of the Company (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-208735) filed on February 1, 2016).

4.5	Form of Preferred Stock Warrant (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (333-208735).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1	2016 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-208735) filed on February 1, 2016).

99.2	2016 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-208735) filed on February 1, 2016).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on March 13, 2020.

PROTEOSTASIS THERAPEUTICS, INC.

By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Proteostasis Therapeutics, Inc., hereby severally constitute and appoint Meenu Chhabra, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Meenu Chhabra	President, Chief Executive Officer and Director	March 13, 2020
Meenu Chhabra	(Principal Executive Officer)

/s/ Eric Larson	Controller	March 13, 2020
Eric Larson	(Principal Financial and Accounting Officer)

/s/ Franklin M. Berger	Chairman of the Board of Directors	March 13, 2020
Franklin M. Berger, CFA

Badrul Chowdhury	Director	March 13, 2020
Badrul Chowdhury

/s/ Jeffrey W. Kelly	Director	March 13, 2020
Jeffery W. Kelly, Ph.D.

/s/ Kim C. Drapkin	Director	March 13, 2020
Kim C. Drapkin

/s/ Emmanuel Dulac	Director	March 13, 2020
Emmanuel Dulac

/s/ David Arkowitz	Director	March 13, 2020
David Arkowitz